EXHIBIT I



                                JOINT FILING AGREEMENT
                                ----------------------




    Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly, pursuant to Rule 13d-1(f)(1)
of the Securities Exchange Act of 1934, as amended on behalf of each of them.


         Dated:     March 10, 2008

         AXA Financial, Inc.



         BY: /s/ Alvin H. Fenichel
            -----------------------------------------
            Alvin H. Fenichel
            Senior Vice President and Controller



  AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie
Mutuelle; as a  group, and AXA

         Signed on behalf of each of the above entities



         BY: /s/ Alvin H. Fenichel
            -----------------------------------------
            Alvin H. Fenichel
            Attorney-in-Fact